Exhibit 10.1

EXECUTION VERSION

EIGHTH AMENDMENT AND WAIVER

EIGHTH AMENDMENT AND WAIVER, dated as of April 17, 2020 (this “Amendment and Waiver”), to that certain Amended and Restated Credit Agreement, dated as of December 18, 2012 (as amended by the First Amendment thereto dated as of December 18, 2012, the Second Amendment thereto dated as of May 8, 2015, the Third Amendment thereto dated as of June 13, 2016, the Fourth Amendment thereto dated as of December 15, 2016, the Fifth Amendment thereto dated as of June 16, 2017, the Sixth Amendment thereto dated as of November 28, 2017 and the Seventh Amendment thereto dated as of March 29, 2018, the “Credit Agreement”, and as amended by this Amendment and Waiver, the “Amended Credit Agreement”) among CINEMARK HOLDINGS, INC. (the “Parent”), CINEMARK USA, INC. (the “Borrower”), the several banks and other financial institutions party thereto (the “Lenders”), BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other agents party thereto. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

RECITALS:

WHEREAS, the Borrower, the Lenders and others are party to the Credit Agreement.

WHEREAS, the Borrower has engaged Barclays Bank PLC (“Barclays”), to act as the sole lead arranger and sole bookrunner in structuring and facilitating this Amendment and Waiver.

WHEREAS, the Borrower has requested that the Majority Revolving Credit Facility Lenders consent to waive the requirements of Section 7.1 of the Credit Agreement for the fiscal quarters ending September 30, 2020 and December 31, 2020, and the Majority Revolving Credit Facility Lenders are willing to consent to such waiver on the terms and subject to the conditions set forth in this Amendment and Waiver.

WHEREAS, the last paragraph of Section 10.1 of the Credit Agreement permits the Administrative Agent, with the consent of the Borrower, to amend any Loan Document in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and pursuant thereto the Administrative Agent and the Borrower agree to amend certain provisions of the Credit Agreement as set forth in this Amendment and Waiver.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.  AMENDMENTS TO CREDIT AGREEMENT

On and after the Effective Date, the Credit Agreement is hereby amended by replacing each reference to “the seventh anniversary of the Restatement Closing Date” in the Credit Agreement with a reference to “the Latest Maturity Date”.

SECTION II.  WAIVER

(a)     Each Revolving Credit Lender party hereto (which collectively constitute the Majority Revolving Credit Facility Lenders) hereby consents to waive the requirements of Section 7.1 of the Credit Agreement (the “Leverage Covenant”) at any time that any Revolving Credit Loans are outstanding solely with respect to the period of four consecutive fiscal quarters ending with the fiscal quarters ending September 30, 2020 and December 31, 2020; provided that from and including July 1, 2020 until and including December 31, 2020, the Parent and the Borrower shall not, and shall not permit any of its Class I Restricted Subsidiaries to, directly or indirectly, at any time that any Revolving Credit Loans are outstanding (each such event described in clauses (i) through (iv) below occurring at any time that any Revolving Credit Loans are outstanding, a “Covenant Reset Trigger”):

(i)     permit the sum of (i) the aggregate amount of cash and Cash Equivalents of the Parent, the Borrower and the Class I Restricted Subsidiaries (excluding cash and Cash Equivalents securing funded Indebtedness other than the Obligations) and (ii) the aggregate Available Revolving Credit Commitments of all Revolving Credit Lenders, as of the last day of any fiscal quarter, to be less than $100,000,000;

(ii)     make any Restricted Payments pursuant to Section 7.6(i) of the Credit Agreement;

(iii)     make any Investments pursuant to Section 7.8(f), (h) or (i) of the Credit Agreement (with respect to Section 7.8(i) of the Credit Agreement, other than Permitted Acquisitions in an amount not to exceed $15,000,000); or

(iv)     prepay, repurchase or redeem or otherwise defease or acquire any Indebtedness pursuant to Section 7.9(a)(ii) of the Credit Agreement.

(b)     Upon the occurrence of a Covenant Reset Trigger, the waiver of the Leverage Covenant set forth in clause (a) above shall automatically terminate and the Parent and the Borrower shall be required to comply with the Leverage Covenant as described in clause (d) below at any time that any Revolving Credit Loans are outstanding.

(c)     Each of the Parent and the Borrower agrees that it shall, and shall cause each Class I Restricted Subsidiary to, after any senior officer of the Parent, the Borrower or any Class I Restricted Subsidiary has knowledge thereof, give prompt (but in any event by the date that is five Business Days after any such senior officer first has knowledge thereof) notice in writing to the Administrative Agent of the occurrence of any Covenant Reset Trigger.

(d)     Upon the occurrence of a Covenant Reset Trigger, (i) compliance with the Leverage Covenant shall be tested (Y) on the date on which such Covenant Reset Trigger occurs, based on the financial statements most recently delivered pursuant to Section 6.1(a) or (b) of the Credit Agreement, giving pro forma effect to matters relevant to the calculation of the Consolidated Net Senior Secured Leverage Ratio that have occurred after the period of such financial statements but on or prior to the date of such testing, including, without limitation, any repayments of Revolving Credit Loans and (Z) on the last day of each fiscal quarter of the Borrower ended thereafter, in each case under this clause (d)(i), if and only if any Revolving Credit Loans are outstanding on such date and (ii) with respect to such compliance tested on the date on which such Covenant Reset Trigger occurs, the Borrower shall promptly cause a certificate (similar in form to the Compliance Certificate) to be delivered to the Administrative Agent setting forth the calculation of the Leverage Covenant as set forth in the foregoing clause (i) (it being understood, for the avoidance of doubt, that with respect to each fiscal quarter ended thereafter, Parent and the Borrower shall deliver a Compliance Certificate in accordance with Section 6.2(b) of the Credit Agreement).

(e)     With respect to clause (X) of Section 7.2(g) of the Credit Agreement, the Parent and the Borrower shall be required to be in compliance with the Leverage Covenant without giving effect to the waiver in this Section II.

SECTION III.  CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment and Waiver shall be effective on and as of the date hereof (the “Effective Date”) upon the satisfaction of the following conditions:

(a)     Counterparts. Each of the Borrower, the Parent, Revolving Credit Lenders constituting the Majority Revolving Credit Facility Lenders and the Administrative Agent shall have delivered executed counterparts of this Amendment and Waiver to the Administrative Agent.

(b)     Fees, Expenses and Costs.  The Administrative Agent shall have received reimbursement of all expenses in connection with this Amendment and Waiver for which invoices have been presented and which were supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Effective Date.

(c)     Representations and Warranties.  The representations and warranties contained in the Loan Documents, as modified by this Amendment and Waiver, are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

(d)     No Default.   No Default or Event of Default has occurred and is continuing on the Effective Date or will result from the consummation of the transactions contemplated by this Amendment and Waiver.

SECTION IV.  REPRESENTATIONS AND WARRANTIES

The Parent and the Borrower hereby jointly and severally represent and warrant that:

(a)Binding Obligation. This Amendment and Waiver has been duly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of each such Loan Party enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)Incorporation of Representations and Warranties. The representations and warranties contained in the Loan Documents, as modified by this Amendment and Waiver, are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

(c)   No Default.  No Default or Event of Default has occurred and is continuing on the Effective Date or will result from the consummation of the transactions contemplated by this Amendment and Waiver.

SECTION V.  MISCELLANEOUS

(a)     Binding Effect.

This Amendment and Waiver shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns.  No party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any party without the prior written consent of all the Lenders.

(b)     References to Agreements.

On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

(c)     Effect on Loan Documents.

Except as specifically amended or waived by this Amendment and Waiver, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  The parties hereto acknowledge and agree that this Amendment and Waiver shall constitute a Loan Document.

(d)     Limitation of Amendment.

The amendments and waiver set forth above shall be limited precisely as written and relate solely to the modification of the provisions of the Credit Agreement in the manner and to the extent described above, and, except as expressly set forth in this Amendment and Waiver, nothing in this Amendment and Waiver shall be deemed to (a) constitute a waiver of compliance by the Borrower with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or (b) prejudice any right or remedy that the Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults or existing provisions, in each case, that will not exist after giving effect to this Amendment and Waiver) or may have in the future under or in connection with the Credit Agreement or the Amended Credit Agreement or any other instrument or agreement referred to therein.

(e)     No Novation.  This Amendment and Waiver shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or any other Loan Document or discharge or release the Lien or priority of any Security Document or any other security therefor.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, the Security Documents or the other Loan Documents or a novation of the Credit Agreement or any other Loan Document. The obligations outstanding under the Credit Agreement and the other Loan Documents shall remain in full force and effect, except to any extent expressly modified hereby. Nothing implied in this Amendment and Waiver or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor, grantor or pledgor under any of the Loan Documents.

(f)     GOVERNING LAW.

THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(g) Counterparts.

  This Amendment and Waiver may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

(h) Revolving Credit Lenders.  Each Revolving Credit Lender party hereto hereby agrees to the terms of this Amendment and Waiver.

[Remainder of page intentionally left blank.  Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CINEMARK HOLDINGS, INC.

By: /s/ Sean Gamble
       Name: Sean Gamble
       Title:   Chief Operating Officer and Chief

        Financial Officer

CINEMARK USA, INC.

By: /s/ Sean Gamble
       Name: Sean Gamble
       Title:   Chief Operating Officer and Chief

        Financial Officer

[Signature Page to Eighth Amendment]

BARCLAYS BANK PLC,
as Administrative Agent and a Revolving Credit Lender

By: /s/ Martin Corrigan
       Name: Martin Corrigan
       Title:   Vice President

[Signature Page to Eighth and Waiver Amendment]

JPMORGAN CHASE BANK, N.A.,
as a Revolving Credit Lender

By: /s/ Peter Christensen
       Name: Peter Christensen
       Title:   Executive Director

[Signature Page to Eighth and Waiver Amendment]

Royal Bank of Canada,
as a Revolving Credit Lender

By: /s/ Kevin Quan
       Name: Kevin Quan
       Title:   Authorized Signatory

[Signature Page to Eighth Amendment and Waiver]

WELLS FARGO BANK, N.A.,
as a Revolving Credit Lender

By: /s/ Nicholas J. Grocholski
       Name: Nicholas Grocholski
       Title:   Managing Director

[Signature Page to Eighth Amendment]